Press Release	Source: MGN Technologies, Inc.

MGN Technologies Signs Letter of Intent With AskMeNow for Rights to Acquire

Pari-Mutuel Wagering Services Company

KIRKLAND, WA--(MARKET WIRE)--May 16, 2006 -- MGN Technologies Inc. (OTC BB:MGNLF.OB - News) doing business as Mobile Gaming Now (the “Company”) has signed a letter of intent with InfoByPhone, Inc. d/b/a AskMeNow, a wholly owned subsidiary of Ocean West Holding Corp. (OTC BB:OWHC.OB - News) to acquire all rights and obligations to purchase Karrell Pty Limited.

Karrell is the holding company for a fully licensed Australian wagering services company, Capital Play Pty Limited, which provides access to North American pari-mutuel horse racing pools for its customers.  In March of 2006 AskMeNow had entered into a definitive agreement to purchase Karrell.  AskMeNow and Karrell have agreed, in principle, to assign the rights to purchase Karrell to Mobile Gaming Now.  The letter of intent provides for the Company to issue to OWHC two million (2,000,000) shares of its common stock upon the completion of the acquisition of Karrell.

Karrell has advised the Company that it generated more than $110 million in horse racing wagers in 2005 and its revenues generated from the wagering are $35 million.  According to Karrell, the worldwide racing market generated $107 billion in legal pari-mutuel wagers in 2003.

In the United States, online racing services are legal if approved in the state where the horse track operates.  Wagering on horseracing is permitted in 43 states and there is an active horse breeding and training business in all 50 states. The pari-mutuel industry derives about 85% of its revenue from interstate simulcasts -- the transmission of signals across state lines and to other countries according to the National Thoroughbred Racing Association.

Mobile Gaming Now intends to add mobile wagering to Karrell’s service offering. The acquisition will enable mobile users to place real-time wagers via their mobile phones through the Mobile Gaming Now service anywhere it is legally permissible.

“We’re very impressed with AskMeNow as a mobile company and our relationship with them continues to grow,” said CEO Mark Jensen.  “Our core gaming competency is a better fit with the needs of Karrell and we’re very pleased to have the opportunity to acquire Karrell.  Our companies are both technology companies in the gaming space.”

Darryl Cohen, AskMeNow’s CEO said that, as previously announced, he welcomed the opportunity to license from the Company and jointly pursue Mobile Internet gaming applications.  He continued, “our relationship with the Company is strengthened by today’s announcement which we believe is in both of our shareholders’ best interests.”

The companies are working towards executing definitive agreements on or before June 15, 2006.

About Mobile Gaming Now

Mobile Gaming Now is a gaming software developer and marketer focused on the casino gaming market. With offices in Kirkland, Washington and Vancouver, British Columbia. The Company operates its own gaming sites, as well as licenses its gaming platform to strategic partners. Players can play for free, play for prizes or play for money. The company developed the first multi player Texas Hold’em game for free or money with integrated PC and mobile play. Please click onto www.mobilegamingnow.com for more information.

About AskMeNow

AskMeNow, a wholly owned subsidiary of Ocean West Holding Corporation, is the easiest, most convenient way to access information on the Internet or from local content from your cell phone or mobile PDA device. The first mobile lifestyle network, AskMeNow utilizes its proprietary technology to offer a natural language based interaction and dynamic content provision platform designed for simple and quick information retrieval. Through relationships such as the one announced with Rogers Wireless, Canada’s leading wireless carrier, the company generates revenues through per usage fees and one to one contextual mobile advertising sponsorships. AskMeNow launched officially in November 2005. The Company is based in Irvine, California. Please click on www.askmenow.com for more information.

About Karrell

Karrell is the holding company for Capital Play Pty Limited, a licensed Australian wagering services company, which accesses North American pari-mutuel horse racing pools on behalf of its customers. Capital Play delivers new and exciting products specifically designed for professional and consumer wagering enthusiasts.

The Company has built much of its success on the Global Betting Gateway (GBG),

a highly scalable interface into some of the world’s largest pari-mutual wagering pools. This system has been recently upgraded to expand its capacity for multi-

currency and multi-market wagering.

Forward-Looking Statements

This press release contains certain statements which are not historical or current fact and constitute forward-looking statements within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company or AskMeNow to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. These statements include Karrell having $110 million in wagering and $35 million in revenues and all statements in the fifth paragraph.  Such forward-looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company, AskMeNow and Karrell. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms may, will, potential, opportunity, belies, belier, expects, intends, estimates, anticipates or plans to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s and Ocean West Holding Corporation’s reports and registration statements filed with the Securities and Exchange Commission.

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Contact:

     Contact:

     Don Currie

     Toll Free 1-888-990-3551

    or

AskMeNow, Irvine

Media Relations

Andrea Vaccaro, 772-492-0104

avaccaro@askmenow.com

or

AskMeNow

Investor Relations

AGORA Investor Relations

http://www.agoracom.com/IR/AskMeNow
OWHC@Agoracom.com